EARNEST MONEY CONTRACT - COMMERCIAL IMPROVED PROPERTY


THIS CONTRACT FORM HAS BEEN PREPARED AND APPROVED FOR USE IN A TRANSACTION INVOLVING THE SALE OF IMPROVED COMMERCIAL PROPERTY. SUCH APPROVAL RELATES TO THIS CONTRACT FORM ONLY. THIS FORM HAS NOT BEEN DRAFTED FOR A SPECIFIC TRANSACTION AND NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. TERMS AND PROVISIONS THAT ARE NOT APPLICABLE SHOULD BE STRICKEN BY THE PARTIES. THE PARTIES ARE ADVISED TO CONSULT THEIR ATTORNEYS BEFORE SIGNING.

1. PARTIES: METRIC REAL ESTATE, L.P., a California limited partnership ("Seller"), agrees to sell and convey to RICHARD C. DUNSAY, an individual ("Buyer"), and Buyer agrees to buy from Seller, the following property for the consideration and upon and subject to the terms, provisions, and conditions hereinafter set forth.

2. PROPERTY: Those parcels of land located in the County of Harris, State of Texas and more particularly described as set forth on Exhibit A attached hereto and incorporated herein ("Land"); together with all buildings, improvements, fixtures, and all property of every kind and character and description owned by Seller located on or attached to the Land ("Improvements"); all privileges, and appurtenances pertaining thereto including any right, title and interest of Seller in and to adjacent streets, alleys, or rights-of-way; Seller's interest in and to all licenses and permits with respect to the Property, Seller's interest in all leases, service, maintenance, management or other contracts relating to the ownership or operation of the Property; Seller's interest in all warranties or guaranties relating to thereto or to any tangible personal property and fixtures located on or attached to the Land or Improvements; all of the above hereinafter collectively called "Property".

3.       CONTRACT SALES PRICE:

         A.       Cash payable at closing (inclusive of
                    Deposit described in Paragraph 5)                   $460,000

         B.       Amount of Third Party Financing
                    (see Paragraph 4)                                   $950,000

         C.       Total Sales Price (Sum of A and B)                  $1,410,000

4. THIRD PARTY FINANCING: If Paragraph 3B is applicable, Buyer's obligation to purchase the Property pursuant to this Contract is subject to approval of a loan to Buyer by a third party in the minimum amount specified in Paragraph 3B above at an interest rate and upon terms reasonably acceptable to Buyer. Buyer shall use reasonable efforts to obtain loan approval. This loan approval contingency shall be satisfied or waived in writing by Buyer on or before December 12, 1996 ("Loan Approval Date"). This Contract shall automatically terminate upon close of business on the Loan Approval Date unless Buyer has in writing acknowledged receipt of loan approval or waived this loan approval contingency. All fees and costs relating to such loan shall be paid by Buyer.

5. EARNEST MONEY: As a condition precedent to the validity of this Contract, Buyer tenders herewith the sum of $50,000 to be deposited as earnest money in escrow with Chicago Title Insurance Company, 388 Market Street, Suite 1300, San Francisco, California, Attn: Beth Bailey-Gates ("Title Company"), and placed in an interest bearing account, upon execution of the Contract by both parties. The amount so deposited and any interest earned thereon is hereinafter referred to as the "Deposit". Upon expiration of the Inspection Period (as defined below), except as expressly provided to the contrary in this Contract, the Deposit shall become non-refundable to Buyer except in the event of Seller's default in the performance of its obligations under this Contract.

6. CLOSING: The closing of the sale ("Closing") shall take place at the Title Company on or before 5 p.m., on December 20, 1996 ("Closing Date"), unless such date is changed in writing by Seller and Buyer, or otherwise extended as herein provided.

          A. At the Closing, Seller shall deliver to escrow, at Seller's sole cost and expense, the following:

                  (1) A duly executed and acknowledged Special Warranty Deed conveying good and indefeasible title in fee simple to all of the Land and Improvements, subject only to the Approved Title Matters (as such term is defined in Paragraph 12 hereof) and/or as otherwise approved by Buyer in writing;

                  (2) A Bill of Sale conveying title, free and clear of all liens, to any personal property specified herein and to the extent assignable, licenses and permits, maintenance, management or other contracts, warranties or guaranties if any, duly executed by Seller;

                  (3) Evidence of its capacity and authority for the Closing of this transaction;

                  (4) Original (or copy if the original is unavailable) of that certain lease dated November 30, 1989 by and between Seller and National Convenience Stores Incorporated ("Tenant"), as amended (the "Lease");

                  (5)      Certification of Seller's non-foreign status;

                  (6)      A  tenant  notice  letter   advising  Tenant  of  the
                           transfer of the Property and the disposition of its security deposit ("Tenant Notice");



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                  (7)      Notification pursuant to Section 230.005 of the Texas
                           Local Governmental Code in the form provided by Seller to Buyer that the Property is restricted and
                           the  municipality   within  whose  boundaries  it  is
                           located is authorized to enforce the restrictions ("Deed Restriction Notice");

                  (8) Notification in the form provided by Seller to Buyer that the Property is in a municipal utility district ("Municipal Utility District Notice");

                  (9) An Assignment of Lease in the form provided by Seller to Buyer ("Lease Assignment"); and

                  (10) Subject to paragraph 6 of the Addendum attached hereto and made a part hereof, all other necessary documents to close this transaction as may be reasonably requested by Title Company or Buyer's tax-deferred exchange facilitator (the "Facilitator").

         B. At the Closing, Buyer shall deliver to escrow, at Buyer's sole cost and expense, the following:

                  (1)      The total Sales Price;

                  (2) Evidence of its capacity and authority for the Closing of this transaction;

                  (3)      Tenant Notice;

                  (4)      Deed Restriction Notice;

                  (5)      Municipal Utility District Notice;

                  (6)      Lease Assignment; and

                  (3)      All  other   necessary   documents   to  close   this
                           transaction as may be reasonably requested by Title Company.

         C. At the Closing, Title Company shall issue to Buyer its Owner's Standard Coverage Policy of title insurance ("Title Policy") in the full amount of the Sales Price, dated as of the Closing Date, insuring Buyer's fee simple title to the Land and Improvements subject only to the standard printed exceptions contained in the usual form of Title Policy (with the survey exception limited to "shortages in area"), non-delinquent real property taxes and assessments, Approved Title Matters and such other matters as Buyer may approve in writing; provided, however, that Buyer shall be solely responsible for the cost of any coverage in excess of that afforded by the standard form of Title Policy, including, without limitation, any endorsement premiums or charges and any cost incurred in connection with the aforementioned survey exception limitation.

7. FEASIBILITY STUDY AND INSPECTION: Buyer is granted the right to conduct an engineering, and/or market and economic feasibility studies of the Property, and a physical inspection of all improvements, fixtures, mechanical equipment, and personal property being sold hereby (collectively, "Inspections"). Buyer shall have from the Effective Date through 5 P.M. on December 12, 1996 ("Inspection Period") to perform such Inspections and in this regard, Buyer or his designated agents may enter upon the Property upon reasonable notice at reasonable times for purposes of such analysis, tests and inspections which may be deemed necessary by Buyer. If Buyer determines, in his sole judgment, that the Property is not suitable for any reason for Buyer's intended use or purpose, or is not in satisfactory condition, then Buyer may, by written notice to Seller ("Disapproval Notice") on or before the end of the Inspection Period, terminate this Contract for all purposes (except as provided herein) and the Deposit shall be returned to Buyer, less
         (I) the sum of $100 to be delivered to and retained by Seller as consideration for this Contract, which consideration is deemed earned as of the date of this Contract, and (ii) any escrow or title cancellation fees or charges of Title Company. If Buyer does not give the Disapproval Notice prior to expiration of the Inspection Period, any and all objections with respect to the Inspections and to the condition and suitability of the Property shall be deemed to have been waived by Buyer for all purposes. In the event the transaction contemplated in this Contract shall not close, through no fault of Seller, Buyer shall restore the Property to its original condition, if changed due to the tests and inspections performed by Buyer, and shall provide Seller with a copy of the results of any tests and inspections made by Buyer, excluding any market and economic feasibility studies. All Inspections shall be at Buyer's expense and Buyer shall indemnify, protect, defend and hold Seller harmless from and against any damages, liabilities, claims, demands, costs or expenses arising therefrom (Buyer's obligations pursuant to this sentence shall survive Closing or termination of this Contract).

         BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT THE ATTACHED ADDENDUM IS A PART OF THIS CONTRACT AND SHALL BE APPLICABLE TO THE TRANSACTION CONTEMPLATED HEREIN.

8. BROKER'S FEE: Arroyo & Coates, as broker ("Seller's Broker"), and Cardinal Capital Partners, Inc., as selling or co-broker ("Buyer's Broker"), each of whom is appropriately licensed as a real estate broker as required by law (collectively, "Broker"), have negotiated the transaction contemplated in this Contract. Upon Closing, Seller agrees to pay Buyer's Broker a cash fee of $40,250, which Title Company shall pay from the sales proceeds upon Closing. Seller agrees to pay Seller's Broker its fee in accordance with Seller's separate agreement with Seller's Broker. Each of the parties represents to the other that it has not incurred any liability for brokerage fees or commission in connection with this transaction other than the liability of Seller as set forth above. Each party indemnifies and agrees to hold the other party harmless from any and all claims and/or expense resulting to the other party by reason of a breach of the representation made by such party herein.

9. POSSESSION: The possession of the Property shall be delivered to Buyer at Closing in its present "as-is" condition, ordinary wear and tear excepted, subject to the rights of the tenant therein.

10. SALES EXPENSES TO BE PAID IN CASH AT OR PRIOR TO CLOSING: The following items will paid as follows:


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           Item                        Seller       Buyer        Split 50/50
           ----                        ------       -----        -----------

         Escrow fees                    ___          ___             _X_
         Recording fees                 _X_          ___             ___
         Transfer taxes                 ___          ___             ___
         Title Policy (standard)        _X_          ___             ___
         Survey fees                    _X_          ___             ___
         Doc. Prep. fees                ___          ___             _X_
         Phase I Report                 ___          _X_             ___
         Excess Title Coverage          ___          _X_             ___
         _____________________          ___          ___             ___
         _____________________          ___          ___             ___

         Each party shall be solely responsible for its own attorneys' fees in connection with this transaction; provided, however, that Buyer shall pay any and all of Seller's reasonable attorneys' fees, if any, attributable to the Exchange (as defined in the Addendum).

11. PRORATIONS: Rents, assessments, current taxes, utility charges and maintenance fees and all other ordinary operating items of income and expense relating to the Property shall be prorated at the date of Closing with the day of Closing being for the account of the Buyer. If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes shall be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual tax figures are available.

12. TITLE APPROVAL: Within ten (10) days of the Effective Date of this Contract, Seller shall deliver to Buyer a Commitment for Title Insurance or Preliminary Title Report, as applicable, issued by Title Company (the "Commitment") and, to the extent available, legible copies of all recorded instruments noted as exceptions in the Commitment, (and a survey of the Land and Improvements). If Buyer has an objection to items disclosed in such Commitment or shown on the survey, Buyer shall have until the end of the Inspection Period to make written objections to Seller. Any items disclosed in such Commitment or shown on the survey if not timely objected to by Buyer shall be deemed approved ("Approved Title Matters"). If Buyer makes such written objections, Seller shall have until Closing to cure the same. Seller agrees to utilize reasonable efforts and reasonable diligence to cure such objections, if any, provided that Seller shall not be required to expend more than $1,000 to do so. If the objections are not cured within such time period, Buyer may (I) terminate this Contract upon written notice to Seller in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) waive the unsatisfied objections and close the transaction and the Sales Price shall not be reduced.

13. DEFAULT: If Buyer fails to perform its obligations under this Contract, Seller may, at its option, terminate this Contract and receive and retain the Deposit as liquidated damages. If Seller fails to perform its obligations under this Contract, Buyer may terminate this Contract and the Deposit shall be returned to Buyer and Buyer shall be entitled to recover from Seller as liquidated damages Buyer's reasonable out of pocket costs and expenses incurred in connection with the transaction contemplated herein up to a maximum of $5,000. Buyer and Seller acknowledge and agree that the damages sustained by either party in the event of default by the other party hereto would be difficult and impractical to determine and the amounts specified above have been agreed upon by Buyer and Seller, after negotiation, as their best reasonable estimate as of the date of this Contract of the amount of such damages as would be sustained by the non-defaulting party under such circumstances. Except with respect to a willful or voluntary default by Seller of its obligation to convey the Property to Buyer as provided in this Contract, Buyer specifically waives any right to seek specific performance of Seller's obligations under this Contract and acknowledges that its only remedy shall be the right to terminate this Agreement and (as limited by this Section 13) to seek money damages at law.

         Buyer (/s/ R.D.) and Seller (/s/ M.G.) agree to the above.
                --------              --------

14. ATTORNEYS' FEES: The prevailing party in any legal proceeding against any other party hereto brought under or with relation to the Contract or transaction shall be entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

15. ADDITIONAL DOCUMENTS TO BE PROVIDED BY SELLER: At the times set forth in the attached Addendum, Seller shall deliver to Buyer copies of certain additional documents and information relating to the Property.

16. COVENANTS OF SELLER: From the Effective Date of this Contract until the Closing Date or earlier termination of this Contract, Seller shall: (I) operate the Property in the customary and ordinary course of its business and will use its reasonable efforts to reasonably preserve for Buyer the relationships of Seller and its suppliers, tenants and others with respect to the Property; (ii) without the prior written consent of Buyer (which consent will not be unreasonably withheld), not enter into any written or oral service contract or other agreement with respect to the Property that will not be fully performed by Seller on or before the Closing Date, or that will not be cancelable by Buyer without liability within thirty (30) days after the Closing Date; (iii) without the prior written consent of Buyer (which consent will not be unreasonably withheld), not enter into, or alter, amend or otherwise modify, or supplement any lease; (iv) advise Buyer promptly of any litigation, arbitration, administrative hearing, or legislation before any governmental body or agency of which Seller receives written notice, concerning or affecting the Property which is instituted or threatened after the date hereof; and (v) make commercially reasonable efforts to obtain from each tenant at the Property an estoppel certificate confirming the status and terms of such tenant's lease.

17. CONDEMNATION: If prior to Closing Date condemnation proceedings are commenced against any material portion of the Property, Buyer may, at its option, terminate this Contract by written notice to Seller within ten (10) days after Buyer is advised of the commencement of condemnation proceedings and the Deposit shall be refunded to Buyer. Alternatively, Buyer shall have the right to appear and defend in such condemnation proceedings, and any award in condemnation shall, at the Buyer's election made prior to Closing, become the property of Seller and reduce the Sales Price by the same amount or shall become the property of Buyer and the Sales Price shall not be reduced.



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


18. CASUALTY LOSS: Except as specifically provided herein, this Contract shall remain in full force and effect notwithstanding the occurrence of any damage or destruction of the Property prior to closing. In the event of any damage or destruction for which the tenant under the existing lease is not obligated under the lease to repair or restore the Property, Buyer, at its option may either (I) terminate this Contract upon written notice to Seller within ten (10) days after Buyer receives Seller's Notice in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) elect to close the transaction, in which event Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Buyer and the Sales Price shall not be reduced.

19.      MISCELLANEOUS:

          A. Any notice required or permitted to be delivered hereunder shall be deemed received when personally delivered or one (1) business day after being sent by Federal Express or other nationally recognized overnight delivery service, charges prepaid, or three
               (3) business days after being sent by United States mail, postage prepaid, certified mail, return receipt requested, in each case addressed to Seller or Buyer, as the case may be, at the address set forth below the signature of such party hereto.

          B. This Contract shall be construed under and in accordance with the laws of the state in which the Property is located.

          C.   This  Contract  shall be binding upon and inure to the benefit of
               the  parties  hereto  and  their  respective  heirs,   executors,
               administrators, legal representatives, successors, and assigns.

          D. In case any one or more the provisions contained in the Contract shall for any reason be held to be invalid, illegal, and unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

          E. This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter and cannot be changed except by their written consent.

          F.   Time is of the essence of this Contract.

          G. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

20.      ASSIGNMENT:  Except (I) to an entity  owned or  controlled  by Buyer or
         (ii) the Facilitator, Buyer may not assign this Contract without the prior written consent of Seller which Seller may grant or withhold in its sole and absolute discretion.

21. CONSULT YOUR ATTORNEY: THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. READ IT CAREFULLY. NO REPRESENTATION OR RECOMMENDATION IS MADE BY ANY BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATTORNEY. CONSULT YOUR ATTORNEY BEFORE SIGNING.

EXECUTED in multiple originals as of the 3 day of December, 1996 (the "Effective Date"). (Fill in date Seller signs.)

SELLER'S BROKER:                         SELLER:
----------------                         -------

ARROYO & COATES,                         METRIC REAL ESTATE, L.P.,
a ________________________________       a California limited partnership

By:      /s/                             By:  MR, Inc., a California corporation
    ------------------------------
Its:     Senior Sales Associate          Its:  General Partner
    ------------------------------
State/License No.
                                                 By:  /s/ Margot M. Giusti
                                                      --------------------------
                                                 Its: Executive Vice President
                                                      --------------------------

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


BUYER'S BROKER:                          BUYER:
---------------                          ------

CARDINAL CAPITAL PARTNERS, INC.,
a Texas corporation

By:      /s/                             /s/ Richard C. Dunsay     11/25/96
    -----------------------------        ---------------------------------------
Its:     President                       RICHARD C. DUNSAY
    -----------------------------
State/License No. 336579


Receipt of $_________ as the Deposit
is acknowledged in the form
of_________________________________.


TITLE COMPANY:
--------------

CHICAGO TITLE INSURANCE COMPANY

By:       /s/
    --------------------------------
Its:     For Beth Bailey Gates
    --------------------------------
         National Coordinator




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                                    ADDENDUM
                                       TO
             EARNEST MONEY CONTRACT-COMMERCIAL IMPROVEMENT PROPERTY


This Addendum To Earnest Money Contract - Commercial Improved Property (this "Addendum") is made concurrently with and forms a part of that certain Earnest Money Contract - Commercial Improved Property (the "Contract") executed this date between METRIC REAL ESTATE, L.P., a California limited partnership ("Seller"), and Richard C. Dunsay, an individual ("Buyer"). In addition to and notwithstanding anything to the contrary contained in the Contract, Seller and Buyer further agree as follows:

1. Except as otherwise expressly provided in the Contract or this Addendum, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or its value, condition of title, physical condition (including, without limitation, pest control, hazardous substances or environmental matters), compliance with laws (including, without limitation, the Americans With Disabilities Act of 1990 or other laws respecting building, zoning or land use matters) the Lease, the financial condition of Tenant or any other matters or information with respect to the Property.

         Notwithstanding the foregoing, Seller hereby represents and warrants to Buyer that Minton J. Newell, the authorized agent of Seller, based solely upon inquiry, by means of the Inquiry Memorandum attached hereto as Exhibit B (the "Inquiry Memorandum"), of the individuals listed thereon, each of whom responded to such Inquiry Memorandum, and without any independent investigation or further inquiry, has no actual knowledge, as of the date hereof, except as specifically set forth in Exhibit B-1 attached hereto and incorporated herein by reference, that:

          a. Seller has received any written notice from any governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;

          b. Seller has received any written notice of any threatened or pending litigation against Seller relating to the Real Property;

          c. Seller has received any written notice from any governmental authority that the Improvements located on the Land are presently in violation of any applicable building codes; and

          d. Seller has received any written notice from any governmental authority that Seller's use of the Property is presently in violation of any applicable zoning, land use, environmental or other law, order, ordinance, rule or regulation affecting the Property.

2. In addition to the materials to be provided by Seller as provided in the Contract, Buyer acknowledges that Seller has delivered to Buyer, or shall within five (5) days hereafter (or at such other time specified below) deliver to Buyer, a copy of each of the following items:

         Items Already Delivered by Seller

          a.   Current Lease (and amendment thereto).

         Additional Items to be Delivered by Seller

          a. Notwithstanding anything in the Contract to the contrary, a survey of the Property within three (3) business days of Seller's receipt of the same;

          b. Contracts in Seller's possession which will survive Closing, if any;

          c.   Current tax statements in Seller's possession, if any;

          d.   Certificates of occupancy in Seller's possession, if any;

          e. Permits/licenses relating to the Property in Seller's possession, if any;

          f. Plans and specifications relating to the Improvements in Seller's possession, if any; and

          g.   Phase I Environmental Site Assessment.

3. Buyer acknowledges and agrees that (I) Buyer has made or has had, or will have, an adequate opportunity to make such inquiries, inspections, tests and evaluations of the Property (including, without limitation, its value, condition of title, physical condition, environmental condition and compliance with laws) as Buyer has deemed necessary or advisable, (ii) Buyer is not relying and will not rely upon any representations or warranties respecting the Property (other than those, if any, specifically provided in the Contract) made by or on behalf of Seller, (iii) Buyer is assuming and shall assume the risk that adverse conditions relating to the Property may not have been or may not be revealed by Buyer's investigation of the Property, and (iv) Buyer is purchasing and shall purchase the Property in its "AS-IS" condition and WITH ALL FAULTS on the Closing Date.

         BUYER  REPRESENTS  TO SELLER THAT BUYER SHALL  CONDUCT ALL  INSPECTIONS
         BUYER DEEMS NECESSARY, UNDERSTANDING THAT THE CONVEYANCE OF THE PROPERTY SHALL BE "AS-IS", "WHERE-IS", "WITH ALL FAULTS", AND THAT SELLER IS RELYING UPON THE FACT THAT BUYER WILL CONDUCT SUCH INSPECTIONS (INCLUDING WITHOUT LIMITATION SOIL TESTS, ASBESTOS TESTS, HAZARDOUS WASTE ANALYSES, AND ANY OTHER ENVIRONMENTAL INVESTIGATIONS) AS BUYER DEEMS NECESSARY. BUYER WARRANTS THAT BUYER HAS EXPERIENCE IN SUCH MATTERS AND THAT BUYER WILL EXERCISE DUE DILIGENCE AND GOOD FAITH IN MAKING A FULL AND COMPLETE INSPECTION, INVESTIGATION AND REVIEW AS AFORESAID. IT IS UNDERSTOOD THAT THE SALES PRICE REFLECTS THAT THE PROPERTY IS BEING SOLD BY SELLER AND THAT BUYER IS ACQUIRING THE PROPERTY "AS IS" AND "WHERE IS" AND "WITH ALL FAULTS" AND THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED,

         WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, VALUE OF THE PROPERTY OR IMPROVEMENTS THEREON, COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT, FAIR HOUSING ACT OR OTHER LAWS REGARDING DISCRIMINATION OR HANDICAPPED ACCESSIBILITY, PRESENCE/ABSENCE OF ANY HAZARDOUS MATERIALS, ELECTROMAGNETIC FIELD EXPOSURE LEVELS OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY OR SUITABILITY OR WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR
         PURPOSE),WHICH MIGHT BE PERTINENT IN CONSIDERING THE MAKING OF THE PURCHASE OF THE PROPERTY, AND BUYER, BY ACCEPTANCE HEREOF, DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER AND SELLER'S SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIMS, OBLIGATIONS AND LIABILITIES (WHETHER BASED IN TORT, CONTRACT OR OTHERWISE) ATTRIBUTABLE, IN WHOLE OR IN PART, TO ANY SUCH REPRESENTATION AND/OR ALLEGED REPRESENTATION.

4. Buyer further acknowledges and agrees that except for any claims arising out of breach of the specific provisions of the Contract, Seller's intentional misrepresentation or fraud, Buyer expressly, irrevocably and unconditionally waives, releases and discharges Seller, its agents, partners, advisors, affiliates, successors and assigns, from any and all rights, claims, damages and causes of action, whether at law or in equity, whether or not known or unknown as of the date hereof and/or as of the Closing Date, which Buyer may have or become entitled to assert arising out of Buyer's purchase of the Property or its value, condition or title, physical condition, environmental condition, compliance with laws, or other matters respecting the Property.

5. Buyer agrees that, unless Buyer has obtained the prior written consent of Seller, Buyer shall not directly or indirectly release, publish or otherwise distribute any report, prospectus, advertisement, circular or other document which names or refers in any manner directly or indirectly to Seller, Metric Realty or any of their respective agents, advisors or affiliates; provided, however, that Buyer may deliver such materials to its attorneys', consultants and other advisors to the extent such materials are germane to Buyer's due diligence in connection with the transaction contemplated hereby.

6. Seller agrees that Buyer may consummate the purchase of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to
         Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (I) the closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (ii) the Exchange shall be consummated or accomplished through a qualified intermediary; and (iii) Seller shall not be required to take an assignment of the sale and purchase agreement for the exchange property for purposes of consummating or accomplishing the Exchange. Buyer shall pay all Seller's costs associated with such Exchange. Neither party shall by this Agreement or acquiescence to the Exchange (1) have its rights, duties, obligations or liabilities under this Agreement affected or diminished in any manner, or (2) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with Section 1031 of the Code.

7. Seller shall use commercially reasonable efforts to obtain (a) an estoppel certificate and (b) subject to the provisions of the Lease, a subordination, non-disturbance and attornment agreement ("Subordination Agreement") from Tenant in a form reasonably satisfactory to Buyer on or before the end of the Inspection Period provided, however, that Seller's delivery of an estoppel certificate and/or Subordination Agreement shall not be conditions to Buyer's obligation to close the sale and purchase of the Property. If Seller is unable to obtain the estoppel certificate and/or the Subordination Agreement on or before the end of the Inspection Period, then Buyer may (I) terminate this Contract upon written notice to Seller in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations pursuant to this Contract except as otherwise provided above, or (ii) nonetheless, close the transaction and the Sales Price shall not be reduced.

8. Seller agrees to use good faith efforts to cooperate with the requests of any lender Buyer may procure, provided that such cooperation shall be at no cost to Seller.

BUYER ( /s/ R.D.) AND SELLER (/s/ M.G.) AGREE TO THE FOREGOING.
       ---------              --------

                                    EXHIBIT A
                                LEGAL DESCRIPTION

TRACT I

Field notes for 31,299 square feet or 0.7185 acre of land out of Unrestricted Reserve "D", block 4, Cypress Station, Section One, as recorded in Volume 222, Page 61, Harris County Map Records; said 0.7185 acre tract being part of a certain 1.3774 acre tract described in Deed dated July 7, 1986 from Joe A. McDermott, Inc. to Southland Corporation recorded under Harris County Clerk's File No. K620937, Official Public Records of Real Property, in the Manuel Tarin Survey, Abstract 778, Harris County, Texas;

BEGINNING at 5/8 inch iron rod found for the point of intersection the east line of Cypress Station Drive and the south line of F.M. 1960, said point being the Northwest corner of the herein described tract;

THENCE: N 73 deg. 03 min. 56 sec. E, along the south line of F.M. 1960, 175.00 feet to a 5/8 inch rod found for the Northeast corner of herein described tract;

THENCE: S 8 deg. 22 min. 58 sec. E, 196.04 feet to a1/2inch iron rod set for the Southeast corner of herein described tract;

THENCE: S 81 deg. 31 min. 27 sec. W, 180.64 feet to a 1/2 inch iron rod set in the east line of Cypress Station Drive; said point being the Southwest corder of the herein described tract;

THENCE: In a Northerly direction, along the east line of Cypress Station Drive, around a curve to the right with a radius of 300.00 feet, a central angle of 3 deg. 33 min. 37 sec., an arc of 18.64 feet, and a chord bears N 4 deg. 23 min. 02 sec. E, 18.64 feet to an "X" mark in concrete found for the point of reverse curve;

THENCE: In a Northerly direction, along the east line of Cypress Station Drive, around a curve to the right with a radius of 300.00 feet, a central angle of 20 deg. 13 min. 17 sec., an arc of 105.88 feet, and a chord bears N 3 deg. 56 min. 48 sec. W, 105.33 feet to a 1/2 inch iron rod found for the point of tangency;

THENCE: N 14 deg. 03 min. 26 sec. W, along the east line of Cypress Station Drive, 47.35 feet to the Place of Beginning and containing 31,299 square feet or
0.7185 acre of land;

LESS AND EXCEPT therefrom that certain 0.083 of an acre of land awarded to the State of Texas in Corrected judgement recorded in the Office of the County Clerk of Harris County, Texas under Clerk's File Number R009032.



TRACT II

Easement created in instrument recorded under Harris County Clerk's File Number(s) M742886 comprising 3,243 square feet or 0.0744 acre of land out of Unrestricted Reserve "D", block 4, Cypress Station, Section One, as recorded in Volume 222, Page 61, Harris County Map Records; said 0.0744 acre tract being part of a certain 1.3774 acre tract described in Deed dated July 7, 1986 from Joe A. McDermott, Inc. To Southland Corporation recorded under Harris County Clerk's File Number(s) K620937, Official Public Records of Real Property, in the Manuel Tarin Survey, Abstract 778, Harris County, Texas;

COMMENCING at a 5/8 inch iron rod found for the point of intersection the east line of Cypress Station Drive and the south line of F.M. 1960 being the northeast corner of the above mentioned 1.3774 acre tract;

THENCE: N 73 deg. 03 min. 56 sec. E, along the south line of F.M. 1960, 175.00 feet to a 5/8 inch rod found for the Northeast corner of said 1.3774 acre tract;

THENCE: S 8 deg. 22 min. 58 sec. E, 196.04 feet to a 1/2 inch iron rod set for corner;

THENCE: S 81 deg. 31 min. 27 sec. W, 118.02 feet to a 1/2 inch iron rod set for the northeast corner and the Point of Beginning of the herein described tract;

THENCE: along the edge of a concrete parking lot, the following courses and distances:

S 9 deg. 51 min. 36 sec. E, 56.96 feet to a 1/2 inch iron rod set for the southeast corner of the herein described tract;

S 87 deg. 00 min. 11 sec. W, 69.82 feet to a 1/2 inch iron rod set in the east line of Cypress Station Drive for the southwest corner of the herein described tract;

THENCE: In a Northerly direction, along the east line of Cypress Station Drove, around a curve to the right with a radius of 300.00 feet, a central angle of 5 deg. 46 min. 35 sec., an arc of 30.25 feet, and a chord bears N 4 deg. 10 min. 42 sec. W, 30.23 feet to a 1/2 inch iron rod set for the northwest corner of the herein described tract;

THENCE: along the edge of a concrete parking lot, the following courses and distances:

N 87 deg. 45 min. 56 sec. E, 11.29 feet to a 1/2 inch iron rod set for the point of curvature of a curve to the left;

In a northeasterly direction, around a curve to the left with a radius of 5.50 feet, a central angle 85 deg. 25 min. 42 sec., an arc of 8.21 feet, and a chord bears N 43 deg. 06 min. 57 sec. E, 7.47 feet to a 1/2 inch iron rod set for the point of tangency;

N 0 deg. 25 min. 56 sec. E, 46.42 feet to a 1/2 inch iron rod set for corner;

THENCE: N 81 deg. 31 min. 27 sec. E, 46.42 feet to the Place of Beginning and containing 3,243 square feet or 0.0744 acre of land.

                                    EXHIBIT B
                               Inquiry Memorandum

To:      LEGAL                                   PORTFOLIO CLIENT SERVICES
         Herm Howerton, EVP, General             Cynthia Halicky, VP,
         Counsel                                 Operations/Investor Services

         PORTFOLIO MANAGEMENT                    INVESTMENT SERVICES
         Ronald Zuzack, EVP, CIO                 James Keagy, EVP, Director
         Lorenz Menrath, SVP,                    of Investment Services
         Dir. of Portfolio Mgmnt.
         Theodore Koros, Portfolio Manager

         RISK MANAGEMENT                         cc: Scott Rogers, Esq.
         George Fogelsong                            Richard S. Winer, Esq.
         Risk Manager                                Property Sales Closing File


FROM:            Minton Newell

DATE:            November 25, 1996

SUBJECT:         Internal Due Diligence
                 NCS Store (Stop N Go), 475 F.M. 1960 West
                 Harris County, Texas
                 Metric Real Estate, L.P.


                               RESPONSE MANDATORY
--------------------------------------------------------------------------------

Pursuant to the proposed Earnest Money Contract - Commercial Improved Property by and between METRIC REAL ESTATE, L.P., a California limited partnership ("Seller"), and RICHARD C. DUNSAY, an individual ("Buyer"), we are required to provide a certification to the Buyer relative to our knowledge of certain conditions which may affect the property.

Please carefully read and review the attached. They are the pages from the contract which outline the warranties and representations we will be making as of the signing date. If you currently have knowledge of any facts which would make these representations untrue or incorrect, please immediately advise Tana Laura. If you have no such knowledge, please advise accordingly. Please send your signed copy of this statement to Tana Laura. We must have your response by December 5, 1996.

Should you become aware of any fact which would make these representations untrue prior to the closing date, please contact me immediately.

I have no knowledge of any facts which would make the attached representations untrue as of this date as noted below.


EXCEPTIONS:
-----------

  None
--------------------------------------------------------------------------------

Herman H. Howerton          Ronald E. Zuzack             George M. Foglesong
----------------------      ----------------------       ----------------------
Printed Name                Printed Name                 Printed Name

\s\ H.H. Howerton           \s\ Ronald E. Zuzack         \s\George M. Foglesong
----------------------      ----------------------       ----------------------
Signature                   Signature                    Signature

    11-25-96                     11-25-96                      11-25-96
----------------------      ----------------------       ----------------------
Date                        Date                         Date


Lorenz Menrath              Theodore P. Koros            James S. Keagy
----------------------      ----------------------       ----------------------
Printed Name                Printed Name                 Printed Name

\s\ Lorenz Menrath          \s\ Theodore P. Koros        \s\ James S. Keagy
----------------------      ----------------------       ----------------------
Signature                   Signature                    Signature

      11-26-96                     11-27-96                    12-04-96
----------------------      ----------------------       ----------------------
Date                        Date                         Date

Cynthia A. Halicky
----------------------
Printed Name

\s\ Cynthia A. Halicky
----------------------

      12-02-96
----------------------
Date

                                   EXHIBIT B-1

                             SCHEDULE OF EXCEPTIONS
                                       TO
                         REPRESENTATIONS AND WARRANTIES


                                [to be attached]

                          Form of Special Warranty Deed

Form of Special Warranty Deed, executed and delivered as of December 11, 1996, signed by Margot M. Giusti, Executive Vice President, and recorded December 19, 1996 as Instrument Number S250842, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Special Warranty Deed upon request.


                         Form of Deed Restriction Notice

Form of Deed Restriction  Notice,  dated December 11, 1996, and signed by Margot
M. Giusti, Executive Vice President, as Seller, and by Richard C. Dunsay, as Purchaser, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Deed Restriction Notice upon request.


                              Form of Bill of Sale

Form of Bill of Sale, executed December 19, 1996, and signed by Margot M. Giusti, Executive Vice President, as Seller, and by Richard C. Dunsay, as Purchaser, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Bill of Sale upon request.


                           Form of Assignment of Lease

Form of Assignment of Lease, dated December 19, 1996, and signed by Margot M. Giusti, Executive Vice President, as Assignor, and by Richard C. Dunsay, as Assignee, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Assignment of Lease upon request.


                           Form of FIRPTA Certificate

Form of FIRPTA Certificate, signed by Margot M. Giusti, Executive Vice President, on December 11, 1996, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said FIRPTA Certificate upon request.

                          Seller's Escrow Instructions

Seller's Escrow Instructions, in the form of a letter dated December 13, 1996 from Richard S. Winer of Landels, Ripley & Diamond, Attorneys, LLP, representing the registrant, to Beth Bailey-Gates, of Chicago Title Company, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Seller's Escrow Instructions upon request.


             Form of Assignment and Amendment to Escrow Instructions

Assignment and Amendment to Escrow  Instructions  Substitution  of Buyer (Direct
Deed), dated December 9, 1996, and signed by Ronald Zuzack, Executive Vice President of Metric Realty, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Assignment and Amendment to Escrow Instructions Substitution of Buyer (Direct Deed) upon request.


                    Form of Seller's Final Closing Statement

Form of Seller's Final Closing Statement not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Seller's Final Closing Statement upon request.


                              Form of Tenant Notice

Tenant Notice, in the form of a letter to the tenant dated December 19, 1996, signed by Richard C. Dunsay, as the New Owner, and by Margot M. Giusti, Executive Vice President, as the Former Owner, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Tenant Notice upon request.


                                Form of Affidavit

Form of Affidavit executed December 17, 1996 by Seller regarding Tenancies not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Affidavit upon request.

                                 Form of Letter

Letter from Seller to Buyer, dated December 11, 1996, and signed by Margot M. Giusti, Executive Vice President, regarding deed restrictions and CC&Rs, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Letter upon request.


   Form of Notification of Authority to Impose Property Taxes and Standby Fees

Notification of Authority to Impose Property Taxes and Standby Fees dated December 3, 1996, executed by Buyer and Seller, not filed with this Amendment. Metric Income Trust Series, Inc. agrees to provide the Securities and Exchange Commission copies of said Notification of Authority to Impose Property Taxes and Standby Fees upon request.G12